Cumulus Media Reports Operating Results for the Second Quarter 2025

ATLANTA, GA — August 7, 2025: Cumulus Media Inc. (OTCQB: CMLS) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three and six months ended June 30, 2025.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "While the advertising backdrop for legacy media remains challenging, in the quarter we continued to outperform our radio peers, gaining market share across all broadcast spot revenue channels. We also significantly outperformed in digital, delivering double the growth rate of our radio peers, driven by the 38% year-over-year increase in our digital marketing services business. Additionally, we executed $5 million of annualized cost reductions, bringing total annualized cost reductions to $175 million over the last 5 years.”

Berner continued, “These results underscore our disciplined focus on optimizing performance and investing in growth opportunities despite capital constraints. Looking ahead, while we do not expect near-term relief from market headwinds, we are confident in our ability to position the business for long-term success through strong execution and by capitalizing on the Company’s valuable underlying assets.”

Q2 Key Highlights:

•Posted total net revenue of $186.0 million, a decline of 9.2% year-over-year

•Generated digital revenue of $38.8 million, a decrease of 1.4% year-over-year, or an increase of 20% excluding the $6.8 million impact from discontinuing the Daily Wire and Dan Bongino relationships
◦Digital marketing services grew 38% driven by investments made in our digital sales organization, training, operational execution teams, product capabilities, partnerships, and marketing
◦Digital marketing services revenue now represents approximately 50% of total digital revenue

•Recorded net loss of $12.8 million compared to net loss of $27.7 million in Q2 2024

•Executed actions resulting in $5 million of annualized fixed cost reductions

•Recorded Adjusted EBITDA(1) of $22.4 million compared to $25.2 million in Q2 2024

•Ended quarter with $96.7 million of cash, which reflected a $55.0 million draw on the Company’s revolving credit facility

•Reported total debt(2)(3) of $723.7 million, total debt at maturity(1)(2)(3) of $697.1 million, and net debt less total unamortized discount(1)(2)(3)of $600.4 million at June 30, 2025, including total debt due in 2026(2) of $23.9 million

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended June 30, 2025, the Company reported net revenue of $186.0 million, a decrease of 9.2% from the three months ended June 30, 2024, net loss of $12.8 million and Adjusted EBITDA of $22.4 million.

For the six months ended June 30, 2025, the Company reported net revenue of $373.4 million, a decrease of 7.8% from the six months ended June 30, 2024, net loss of $45.2 million and Adjusted EBITDA of $25.9 million.

As Reported	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	% Change
Net revenue	$186,017	$204,849	(9.2)%
Net loss	$(12,821)	$(27,699)	53.7%
Adjusted EBITDA	$22,358	$25,213	(11.3)%
Basic loss per share	$(0.74)	$(1.64)	54.9%
Diluted loss per share	$(0.74)	$(1.64)	54.9%

As Reported	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024	% Change
Net revenue	$373,366	$404,902	(7.8)%
Net loss	$(45,188)	$(41,853)	(8.0)%
Adjusted EBITDA	$25,877	$33,618	(23.0)%
Basic loss per share	$(2.61)	$(2.49)	(4.8)%
Diluted loss per share	$(2.61)	$(2.49)	(4.8)%

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024	% Change
Broadcast radio revenue:
Spot	$91,151	$101,806	(10.5)%
Network	27,286	34,306	(20.5)%
Total broadcast radio revenue	118,437	136,112	(13.0)%
Digital	38,832	39,397	(1.4)%
Other	28,748	29,340	(2.0)%
Net revenue	$186,017	$204,849	(9.2)%

As Reported	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024	% Change
Broadcast radio revenue:
Spot	$172,115	$192,379	(10.5)%
Network	71,219	83,468	(14.7)%
Total broadcast radio revenue	243,334	275,847	(11.8)%
Digital	75,397	73,844	2.1%
Other	54,635	55,211	(1.0)%
Net revenue	$373,366	$404,902	(7.8)%

Balance Sheet Summary (dollars in thousands):

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$96,745	$63,836
Term Loan due 2026 (2)	$1,203	$1,203
Senior Notes due 2026 (2)	$22,697	$22,697
Term Loan due 2029 (2) (3)	$325,073	$326,514
Senior Notes due 2029 (2) (3)	$319,730	$321,181
2020 Revolving credit facility	$55,000	$—

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
Capital expenditures	$5,528	$4,387

	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Capital expenditures	$11,068	$12,553

(1)Adjusted EBITDA, total debt at maturity and net debt less total unamortized discount are not financial measures calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see "Non-GAAP Financial Measures."
(2)Excludes any debt issuance costs
(3)The exchange offer was accounted for as a debt modification resulting in a prospective yield adjustment and the carrying value was not changed. The $33.1 million difference between the principal amounts exchanged and the resulting principal amounts will be amortized to interest expense (thereby reducing interest expense) over the life of the debt. As of June 30, 2025, $13.2 million and $13.4 million of unamortized difference for the Term Loan due 2029 and the Senior Notes due 2029, respectively, remain.

Earnings Conference Call Details
The Company will host a conference call today at 8:30 AM ET to discuss its second quarter 2025 operating results. NetRoadshow (NRS) is the service provider for this call. They will require email address verification (one-time only) and will provide registration confirmation. To participate in the conference call, please register in advance using the link on the Company's investor relations website at www.cumulusmedia.com/investors. Upon completing registration, a calendar invitation will follow with call access details, including a unique PIN, and replay details.

To join by phone with operator-assisted dial-in, domestic callers should dial 833-470-1428 and international callers should dial 404-975-4839. If prompted, the participant access code is 033528. Please call five to ten minutes in advance to ensure that you are connected prior to the call.

The conference call will also be broadcast live in listen-only mode through a link on the Company’s investor relations website at www.cumulusmedia.com/investors. This link can also be used to access a recording of the call, which will be available shortly following its completion.

Please see an update to the Company’s investor presentation on the Company's investor relations website at www.cumulusmedia.com/investors, which may be referenced on the conference call. Unless otherwise specified, information contained in the investor presentation or on our website is not incorporated into this press release or other documents we file with, or furnish to, the SEC.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media (OTCQB: CMLS) is an audio-first media company delivering premium content to over a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 400 owned-and-operated radio stations across 84 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, Infinity Sports Network, AP News, the Academy of Country Music Awards, and many other world-class partners across more than 9,500 affiliated stations through Westwood One, the largest audio network in America; and inspires listeners through the Cumulus Podcast Network, an established and influential platform for original podcasts that are smart, entertaining and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures

From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is a financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit agreements.

In determining Adjusted EBITDA, we exclude the following from net loss: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

The Company presents the non-GAAP financial measure total debt at maturity which is total debt principal, gross, less total unamortized debt discount. In addition, the Company presents the non-GAAP financial measure net debt less total unamortized discount which is total debt at maturity less cash and cash equivalents. Management believes that total debt at maturity and net debt less total unamortized discount are important measures to monitor leverage and evaluate the balance sheet.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising, net revenue, excluding the impact of political revenue, total debt at maturity, and net debt less total unamortized discount as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenue	$186,017	$204,849	$373,366	$404,902
Operating expenses:
Content costs	59,426	73,631	138,757	158,688
Selling, general & administrative expenses	93,227	94,359	186,606	189,119
Depreciation and amortization	14,116	14,725	28,912	29,603
Corporate expenses	11,218	12,122	22,518	24,752
Stock-based compensation expense	574	1,336	1,423	2,408
Restructuring costs	2,358	1,988	4,826	4,118
Debt exchange costs	—	16,271	—	16,271
Impairment of assets held for sale	1,420	—	1,420	—
Total operating expenses	182,339	214,432	384,462	424,959
Operating income (loss)	3,678	(9,583)	(11,096)	(20,057)
Non-operating expense:
Interest expense	(16,307)	(17,626)	(32,329)	(34,986)
Interest income	202	146	288	492
Gain on early extinguishment of debt	—	170	—	170
Other (expense) income, net	(22)	(27)	(32)	14,806
Total non-operating expense, net	(16,127)	(17,337)	(32,073)	(19,518)
Loss before income taxes	(12,449)	(26,920)	(43,169)	(39,575)
Income tax expense	(372)	(779)	(2,019)	(2,278)
Net loss	$(12,821)	$(27,699)	$(45,188)	$(41,853)

The following tables reconcile net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
GAAP net loss	$(12,821)	$(27,699)
Income tax expense	372	779
Non-operating expense, net (includes net interest expense)	16,127	17,507
Depreciation and amortization	14,116	14,725
Stock-based compensation expense	574	1,336
Impairment of assets held for sale	1,420	—
Gain on early extinguishment of debt	—	(170)
Restructuring costs	2,358	1,988
Debt exchange costs	—	16,271
Non-routine legal expenses	42	280
Franchise taxes	170	196
Adjusted EBITDA	$22,358	$25,213

As Reported	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
GAAP net loss	$(45,188)	$(41,853)
Income tax expense	2,019	2,278
Non-operating expense, net (includes net interest expense)	32,073	19,688
Depreciation and amortization	28,912	29,603
Stock-based compensation expense	1,423	2,408
Impairment of assets held for sale	1,420	—
Gain on early extinguishment of debt	—	(170)
Restructuring costs	4,826	4,118
Debt exchange costs	—	16,271
Non-routine legal expenses	42	888
Franchise taxes	350	387
Adjusted EBITDA	$25,877	$33,618

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
As reported net revenue	$186,017	$204,849
Political revenue	(1,149)	(1,909)
As reported net revenue, excluding impact of political revenue	$184,868	$202,940

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
As reported Adjusted EBITDA	$22,358	$25,213
Political EBITDA	(1,034)	(1,718)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$21,324	$23,495

	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
As reported net revenue	$373,366	$404,902
Political revenue	(1,981)	(4,108)
As reported net revenue, excluding impact of political revenue	$371,385	$400,794

	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
As reported Adjusted EBITDA	$25,877	$33,618
Political EBITDA	(1,783)	(3,697)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$24,094	$29,921

The following table reconciles total debt principal, gross, the most directly comparable financial measure calculated and presented in accordance with GAAP, to total debt at maturity and net debt less total unamortized discount (dollars in thousands):

	As of June 30,
	2025	2024
Total debt principal, gross	$723,703	$674,364
Less: Total unamortized discount	(26,586)	(32,242)
Total debt at maturity	697,117	642,122
Less: Cash and cash equivalents	(96,745)	(53,492)
Net debt less total unamortized discount	$600,372	$588,630